Exhibit 3.54
BYLAWS
OF
NOVELIS NORTH AMERICA HOLDINGS INC.
ARTICLE I
OFFICES
1.1 Registered Office.
     The Corporation, by resolution of the board of directors of the Corporation (the “Board”), may change the location of its registered office as designated in the Certificate of Incorporation to any other place in Delaware. By like resolution, the registered agent at such registered office may be changed to any other person or corporation, including the Corporation.
1.2 Other Offices.
     The Corporation may have offices at such other place or places, either within or without the State of Delaware, as from time to time the Board may determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1 Annual Meetings.
     The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such time and place in the United States, either within or without the State of Delaware, as shall be designated by the Board.
2.2 Special Meetings.
     Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President or by order of the Board and shall be called by the President or Secretary promptly upon the request in writing of a stockholder or stockholders holding of record at least fifteen percent (15%) of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Any such written request of a stockholder or stockholders shall state the purpose or purposes of the meeting and shall be delivered to the Secretary.
2.3 Place and Time of Meeting.
     The annual meeting of stockholders shall be held at the place stated in Section 2.1 and any special meeting of stockholders shall be held at any place in the United States, either within or without the State of Delaware, that the person or persons calling any special meeting of the stockholders may designate for such special meeting. If no designation is made, the place of the meeting for any annual meeting or special meeting of the stockholders shall be the principal business office of the Corporation. The annual meeting of stockholders shall be held at the time stated in Section 2.1 and any special meeting of stockholders shall be held at the time designated by the person or persons calling such meeting, which time shall be specified in the notice or waiver of notice of such meeting.

2.4 Notice of Meetings.
     Notice of each meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting, whether annual or special, not less than three nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to such stockholder. Each notice of an annual or special meeting shall state the date, time, and place of the meeting, and each such notice of a special meeting shall state the purpose or purposes for which the meeting is called.
2.5 Quorum.
     Except where otherwise required by law, the Certificate of Incorporation, or these Bylaws, at each meeting of the stockholders of the Corporation, the presence, in person or by proxy, of the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote on the matter to be decided shall constitute a quorum for the transaction of business with respect to such matter. In the absence of a quorum, a majority of the stockholders of the Corporation present in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented.
2.6 Adjournment.
     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting at which a quorum is present the Corporation may transact any business which might have been transacted at the original meeting.
2.7 Voting.
     At each meeting of the stockholders, every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each share of stock of the Corporation registered in such stockholders name on the books of the Corporation (a) on the date fixed pursuant to these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting, which date shall not be more than 60 nor less than three days prior to the date of any stockholder’s meeting or (b) if no such record date shall have been fixed, then as of the close of business on the day immediately preceding the day on which the first notice is delivered to stockholders or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. Any stockholder may vote in person or by proxy appointed by an instrument in writing signed by such stockholder and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on more than 11 months from its date unless said proxy provides for a longer period. At all meetings of stockholders, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.
2.8 List of Stockholders.
     The Secretary of the Corporation shall make and keep a complete list of the stockholders entitled to vote at each meeting of stockholders, or any adjournment thereof, which list shall be available for inspection at any time during regular business hours at the Corporation’s principal office by any stockholder beginning at least three days prior to the meeting and continuing through such meeting. Such list shall be produced at and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to the identity of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.
2.9 Ballots.
     Voting at meetings of stockholders, including the election of directors, need not be by written ballot.
2.10 Action by Written Consent.
     Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock of the Corporation. Such written consent or consents shall be delivered to the Secretary of the Corporation.
2.11 Telephonic Meetings.
     Stockholders may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.
ARTICLE III
BOARD OF DIRECTORS
3.1 General Powers.
     The property, affairs, and business of the Corporation shall be managed by or under the direction of the Board.
3.2 Number, Election, Qualifications, and Term of Office.
     The Board shall be two in number; provided, however, that the Board, by resolution adopted by a majority of the then authorized number of directors, may increase or decrease the number of directors. Directors need not be stockholders. Each director shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided.
3.3 Resignation.
     Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein. Unless otherwise specified in the written resignation notice, the acceptance of such resignation shall not be necessary to make it effective.
3.4 Removal.
     Except as set forth above, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at a special meeting of the Board called for the purpose of removing a director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of the director.
3.5 Vacancies.
     Except as set forth above, any vacancy in the office of any director through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from any increase in the number of directors, may be filled at any time by the majority of the directors then in office, although less than a quorum, or by a sole remaining director. Subject to the provisions of Sections 3.3 and 3.4, the person so chosen shall, in the case of a vacancy in a directorship, hold office for the unexpired term of his predecessor, or in the case of an increase in the number of directors, hold office until his successor shall have been elected and qualified.
3.6 Place of Meetings, Etc.
     Except as otherwise specifically provided by law, the Board may hold its meetings, have one or more offices, and keep the books and records of the Corporation at such place or places in the United States, either within or without the State of Delaware, as the Board may from time to time determine.
3.7 Regular Meetings.
     Regular meetings of the Board shall be held no less frequently than annually, at such times and places within the United States as shall be determined by the Board. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held on the next succeeding business day. Notice of regular meetings need not be given, provided that, whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be promptly provided, in the manner provided in Section 3.8, to each director who was not present at the meeting at which such action was taken.
3.8 Special Meetings; Notice.
     Special meetings of the Board shall be held whenever called by the President or by one or more of the directors. Notice of each such special meeting shall be given to each director at least one day before the date of such special meeting. Each such notice shall state the date, time, and place of the meeting, a general description of the purposes thereof, and the means of remote communication, if any, by which directors may participate.
3.9 Quorum and Manner of Acting.
     A majority of the total authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given, except as required by law. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, the act of a majority of directors at any meeting at which a quorum is present, shall constitute the act of the Board.

3.10 Remuneration.
     Directors shall receive such reasonable compensation for their services, whether in form of a salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.
3.11 Action by Written Consent.
     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board or committee.
3.12 Telephonic Meetings.
     Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.
ARTICLE IV
COMMITTEES
4.1 Committees.
     (a) The Board may, by resolution, designate one or more committees, each such committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee designated by the Board pursuant to this Section 4.1, who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of such committee, and may remove any member of such committee. The term of office of the members of each such committee shall be as fixed from time to time by the Board, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member.
     (b) Any committee designated by the Board pursuant to this Section 4.1, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business, property, and affairs of the Corporation; but no such committee shall have power or authority in reference to any matter that by law, the Certificate of Incorporation, or these Bylaws are reserved to the full Board.
     (c) Subject to the provisions of these Bylaws and the authority of the Board, each committee designated by the Board pursuant to this Section 4.1 may establish rules and procedures for the calling and holding of meetings and notice thereof, in each case not inconsistent these Bylaws or any resolution or act of the Board.
     (d) At each meeting of any committee designated by the Board pursuant to this Section 4.1, the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members, at any meeting at which a quorum is present, shall be the act of such committee.
4.2 Record of Proceedings.
     Each committee shall keep regular minutes of its meetings and shall report the same to the Board at each regular meeting of the Board and at any other time requested by any director.
4.3 Remuneration.
     Committee members shall receive such reasonable compensation for their services, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE V
OFFICERS
5.1 Officers.
     The officers of the corporation shall be appointed in the manner provided in Section 5.2 and shall include a President, a Secretary, and such additional officers as may be appointed from time to time in the manner provided in Section 5.2. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. All officers of the Corporation shall report to the President unless otherwise determined by the President or the Board.
5.2 Appointment; Removal; Terms of Employment.
     Each officer of the Corporation shall be appointed annually by and may be removed by, and the terms of employment and compensation (including stock options and other incentive or equity compensation) of all officers of the Corporation shall be fixed by, the Board, or a committee designated by the Board.
5.3 President and Vice Presidents.
     The President shall be the chief executive officer of the Corporation and, subject to control by the Board, shall have general charge of the business, affairs, and property of the Corporation and control over its several officers. The President shall preside at all meetings of the stockholders and of the Board at which he or she is present. The President shall see that all orders and resolutions of the Board are carried into effect and shall report to the Board all matters within his or her knowledge which the interests of the Corporation may require to be brought to the attention of the Board. In the event of the death, absence, unavailability, or disability of the President, the Vice President or, in case there shall be more than one Vice President, the Vice President designated by the Board or, in case there is no Vice President, the Secretary, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The President and any Vice President may sign, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts, or other instruments or documents, except in cases where the execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President or any Vice President may sign (with any Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary) certificates of stock or other securities of the Corporation. The President and each Vice President shall have such other powers and duties as are incident to their respective offices or as may be prescribed or required from time to time by law, these Bylaws, or the Board.
5.4 Secretary and Assistant Secretaries.
     The Secretary or any Assistant Secretary shall record the proceedings of the meetings of the stockholders and of the Board, shall see that all notices required to be given by the Corporation are duly given in accordance with these Bylaws or as required by law, and shall be the custodian of the books and records of the Corporation. The Secretary or any Assistant Secretary may sign (with the President or any Vice President) certificates of stock or other securities of the Corporation, and may attest, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts, or other instruments or documents. The Secretary and any Assistant Secretaries shall have such other powers and duties as are incident to their respective offices or as may be prescribed or required from time to time by law, these Bylaws, the Board, or the President.
5.5 Treasurer and Assistant Treasurers.
     Any Treasurer or any Assistant Treasurer shall have the custody of all funds, securities, evidence of indebtedness, and other financial documents of the Corporation, shall receive or cause to be received, and to give or cause to be given receipts for, monies paid in for the account of the Corporation, shall deposit and disburse, or cause to be deposited and disbursed, funds of the Corporation, and shall render to the President and the Board, whenever they may require, accounts of all transactions and of the financial condition of the Corporation. The Treasurer or any Assistant Treasurer may sign (with the President or any Vice President) certificates of stock or other securities of the Corporation. The Treasurer and any Assistant Treasurers shall have such other powers and duties as are incident to their respective offices or as may be prescribed or required from time to time by law, these Bylaws, the Board, or the President. In the absence of a Treasurer, the duties associated with this office shall be performed by the President.
ARTICLE VI
DIVIDENDS
     Dividends upon the capital stock may be declared by the Board at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock so long as the requirements of the General Corporation Law of the State of Delaware are satisfied. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.
ARTICLE VII
FISCAL YEAR
     The fiscal year of the Corporation shall be the calendar year or such other twelve-month period as may be fixed from time to time by the Board.

ARTICLE VIII
FINANCIAL STATEMENTS AND OTHER INFORMATION
9.1 Books and Records.
     The Corporation shall keep, or cause to be kept, in reasonable detail, books and records of account of the assets and business of the Corporation and its subsidiaries.
9.2 Inspection of Financial Records.
     During normal business hours following reasonable notice and as often as may be reasonably requested, the Corporation shall permit any stockholder, or any authorized representative of any stockholder, to visit and inspect the properties of the Corporation and, subject to applicable law, its subsidiaries, including its and their corporate and financial records (and to make copies thereof and take extracts therefrom), and to discuss its and their business and finances with officers and employees of each.
ARTICLE IX
CONTRACTS, CHECKS, AND DEPOSITS
10.1 Contracts, Checks, Etc.
     All contracts and agreements authorized by the Board, and all checks, drafts, bills of exchange, or other orders for the payment of money, and all notes or other evidences of indebtedness of, by, or issued in the name of the Company shall be signed by such officer or officers, or agent or agents, as authorized by this Agreement or as may from time to time be designated by the Board, which designation may be general or confined to specific instances.
10.2 Deposits.
     All funds of the Company not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such banks or other depositaries as the Board may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board. Endorsements for deposit to the credit of the Company in any of its duly authorized depositaries shall be made in such manner as the Board from time to time may determine.
ARTICLE X
CERTIFICATES OF STOCK
11.1 Form; Signature.
     The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by (a) the President or any Vice President and (b) the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.
11.2 Transfer.
     Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

11.3 Record Dates.
     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may, in its discretion, fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 days, nor less than three days, prior to any such meeting. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix, in accordance with applicable law, a new record date for the adjourned meeting.
11.4 Record Owner.
     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, unless the laws of Delaware expressly provide otherwise.
11.5 Lost Certificates.
     Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such manner as the Board may require, and shall if the Board so requires give the Corporation a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued for the same class and number of shares as the one alleged to be lost or destroyed.
ARTICLE XI
INDEMNIFICATION
     The Corporation shall, to the maximum extent permitted by law, indemnify each director and officer of the Corporation or of any subsidiary thereof against all expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director or officer of the Corporation or of any subsidiary thereof (unless such proceeding is determined by final judgment of a court of law to be the result of such director’s or officer’s willful misconduct, gross negligence, or reckless disregard of duties). Upon receipt of an undertaking by or on behalf of such director or officer to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified by the Corporation, the Corporation shall advance to such director or officer, prior to the final disposition of any such proceeding, all expenses incurred by such director or officer in connection with such proceeding; provided, however, that the Corporation shall not be required to indemnify or advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such director or officer. For purposes of this Article XI, a “director” or “officer” of the Corporation includes any person who is or was a director or officer of the Corporation or of any subsidiary thereof, or who is or was serving at the request of the Corporation as a director, officer, trustee, administrator, or other fiduciary of another corporation, partnership, joint venture, trust, or other enterprise or association.

     The foregoing provisions for indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification and advancement of expenses to which any such director or officer may be entitled by bylaw, agreement, vote of shareholders, vote of disinterested directors or otherwise.
     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the State of Delaware.
     No amendment, termination, or repeal of this Article XI or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any director, officer, or employee of the Corporation granted under this Article XI with respect to any action, suit, or proceeding arising out of, or relating to, any actions, transactions, or facts occurring prior to the final adoption of such amendment, termination, or repeal. This Article XI may not be modified retroactively without the consent of any director or officer of the Corporation who may be affected by such modification.
ARTICLE XII
NOTICE
13.1 Means of Delivery.
     Whenever any notice whatsoever is required to be given by these Bylaws or the Certificate of Incorporation or any of the corporate laws of the State of Delaware, such notice shall be in writing and may be given personally by hand or may be given by first-class mail, nationally recognized overnight courier, facsimile, or electronic transmission to the last known address of the person entitled to such notice as shown in the books and records of the Corporation, with all expenses thereof (if any) prepaid.
13.2 Waiver.
     Whenever any notice whatsoever is required to be given by these Bylaws or the Certificate of Incorporation or any of the corporate laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time of the meeting or other action for which notice is otherwise required to be given, shall be deemed equivalent to such required notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting unless such person expressly states at the beginning of such meeting that he or she is in attendance for the purpose of objecting to the transaction of business on the basis that the meeting was not validly convened.
ARTICLE XIII
AMENDMENTS
     Except as expressly set forth in these Bylaws, the Board, by resolution adopted by a majority of the entire Board, may adopt, amend, or repeal the Bylaws of the Corporation. The shareholders may adopt additional Bylaws and may amend or repeal any Bylaw whether adopted by them or otherwise.

ARTICLE XIV
MISCELLANEOUS
     If any provision of these Bylaws conflicts with the General Corporation Law of the State of Delaware, the provisions of the General Corporation Law of the State of Delaware shall apply.
     ADOPTED as the Bylaws of the Corporation as of the 29th day of November, 2010.